SECURITY AGREEMENT
("Agreement")

January 2, 2019

DEBTOR:

RW OA Acquisition, LLC
13200 Pioneer Trail, Suite #100
Eden Prairie, MN 55437

RW OpCo, LLC
13200 Pioneer Trail, Suite #100
Eden Prairie, MN 55437

RW National Holdings, LLC
13200 Pioneer Trail, Suite #100
Eden Prairie, MN 55437

Renters Warehouse USA, LLC
13200 Pioneer Trail, Suite #100
Eden Prairie, MN 55437

(regardless of whether one or more, collectively "Debtor")

SECURED PARTY: Bridgewater Bank
2445 Shadywood Road
Orono, MN 55331

1. Security Interest and Collateral. To secure the payment and performance of each and every debt, liability, and obligation of every type and description which Debtor, or any Debtor, may now or at any time hereafter owe to Secured Party, under or pursuant to that certain Loan Agreement of even date herewith by and between RW OA Acquisition, LLC, as Borrower, and Secured Party, as Lender (as the same may be amended from time to time, the "Loan Agreement") and any of the other "Loan Documents" (as defined in the Loan Agreement), whether such debt, liability, or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, pursuant to a guarantee, liquidated or unliquidated, or joint, several, or joint and several (all such debts, liabilities, and obligations being herein collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest ("Security Interest"), in the following property (collectively, "Collateral"):

(a) INVENTORY:

All inventory of Debtor, whether now owned or hereafter acquired and wherever located; together with

(b) EQUIPMENT:

All equipment of Debtor, whether now owned or hereafter acquired, including but not limited to, all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and record keeping equipment, parts and tools, and the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor (but no such schedule or list need be furnished in order for the Security Interest granted herein to be valid as to all of Debtor's equipment); together with

(c) ACCOUNTS AND OTHER RIGHTS TO PAYMENT:

Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract, agreement or pledge, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests including, without limitation, all liens and security interests which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including, but not limited to, all present and future debt instruments, chattel papers, accounts, investment property, letters-of-credit rights, letters of credit, documents, deposit accounts, payment intangibles, loan and obligation receivables, tax refunds, and all supporting obligations relating to the foregoing; and together with

(d) GENERAL INTANGIBLES:

All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, applications for copyrights, copyrights, application for trademarks, trademarks, trade secrets, good will, trade names, other names, customer lists, permits and franchises, software, payment intangibles, and the right to use Debtor's name; together with

all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property, including without limitation, all investment property, letter-of-credit rights, letters of credit, accounts, other rights to payment, deposit accounts, money, insurance proceeds, and general intangibles related to the foregoing property, and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property, and, in the case of all tangible Collateral, together with all accessions, together with (a) all accessories, attachments, fittings, increases, parts, equipment, returns and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (b) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods. All books and records relating to any of the foregoing Collateral and all computers and

other equipment (and computer software used in connection therewith) used in connection with the record keeping for the Collateral.

2. Representations, Warranties, and Agreements. Debtor represents, warrants, and agrees that:

(a) RW OA Acquisition, LLC, and Renters Warehouse USA, LLC, are Minnesota limited liability companies;

(b) RW OpCo, LLC, and RW National Holdings, LLC, are Delaware limited liability companies

(c) The Collateral shall be used for business purposes.

(d) Each Debtor's chief executive office is located at:

13200 Pioneer Trail, Suite #100
Eden Prairie, MN 55437

3. Additional Representations, Warranties, and Agreements. Debtor represents, warrants, and agrees that:

(a) Debtor has good and marketable title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and (i) such junior security interests in favor of Ownamerica, LLC, and St. Cloud Capital Partners III SBIC, L.P., which are governed by subordination agreements in form and substance acceptable to Secured Party, and (ii) junior liens permitted under Section 6.2 of the Loan Agreement ("Permitted Liens"), and shall defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor shall not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default (as hereinafter defined) and the revocation by Secured Party of Debtor's right to do so, Debtor may sell any inventory constituting Collateral to buyers in the ordinary course of business.

(b) Debtor shall not change its state of organization without Secured Party's prior written consent. Debtor shall give Secured Party prior written notice of any change in such address or Debtor's name or if Debtor uses any other name. Debtor shall not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c) Each right to payment and each account, instrument, document, chattel paper, investment property, letter-of-credit right, letter of credit, other right

to payment, general intangible, and other agreement constituting or evidencing Collateral is, or shall be when arising or issued, the valid, genuine and legally enforceable obligation, subject to no defense, set off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor shall neither agree to any material modification or amendment nor agree to any cancellation of any material portion of any such obligation without Secured Party's prior written consent, and shall not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(d) Debtor shall:

(i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and shall, from time to time, replace any worn, broken or defective parts thereof;

(ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

(iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and Permitted Liens from and after the date hereof;

(iv) at all reasonable times, and upon the terms set forth in the Loan Agreement, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor;

(v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request pursuant to the Loan Agreement;

(vi) promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any material sums due on or under any instrument, chattel paper, investment property, letter-of-credit right, letter of credit, other right to payment, general intangible, or account constituting Collateral;

(vii) if Secured Party at any time so requests, whether the request is made before or after the occurrence of an Event of Default, promptly deliver to Secured Party any instrument, document, letter of credit or chattel paper constituting Collateral, duly endorsed or assigned by Debtor;

(viii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest;

(ix) authorize Secured Party to file all of Secured Party's financing statements and amendments to financing statements, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as Secured Party, in its sole discretion, may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(x) authorize, execute, deliver, or endorse any and all instruments, documents, assignments, security agreements, and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect, or enforce the Security Interest and Secured Party's rights under this Agreement;

(xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation in any material respect of any federal, state, or local law, statute, or ordinance;

(xii) permit Secured Party at any time and from time to time to send requests (both before and after the occurrence of an Event of Default) to account debtors or other obligors for verification of amounts owed to Debtor;

(xiii) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses, including, in each case, all reasonable attorneys' fees, incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense, or enforcement of the Security Interest or the creation, continuance, protection, defense, or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation, appellate, bankruptcy, or insolvency proceeding; and

(xiv) not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest shall be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

If Debtor at any time fails to perform or observe any agreement contained in this Section 3(d), and if such failure shall continue for a period of thirty (30) calendar days after Secured Party gives Debtor written notice thereof, or, in the case of the agreements contained in clauses (viii), (ix), and (x) of this Section 3(d), promptly upon the occurrence of such failure, without notice or lapse of time, Secured Party may, but need not, take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure, including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, or the endorsement of instruments in the procurement of repairs, transportation or insurance; and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all monies expended and all costs and expenses, including reasonable attorneys' fees, incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints, which appointment is coupled with an interest, Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right, but not the duty, from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance, and other agreements and writings required to be obtained, executed, delivered, or endorsed by Debtor under this Section 3.

4. Possession. Debtor shall have possession of the Collateral, except where otherwise expressly provided in this Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Debtor shall join with Secured Party upon request in notifying the third party of Secured Party's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

5. Control. Debtor shall cooperate with Secured Party in obtaining control with respect to Collateral consisting of the following: (i) deposit accounts; (ii) investment property; (iii) letter-of-credit rights; and, (iv) electronic chattel paper.

6. Collection Rights of Secured Party. Notwithstanding Secured Party's rights with respect to any and all debt instruments, chattel papers, investment property, letters-of-credit, general intangibles, accounts and other rights to payment constituting Collateral, including proceeds, Secured Party may, at any time after the occurrence and during the existence of an Event of Default, notify any account debtor or any other person obligated to pay any amount due, that such chattel paper, investment property, letters-of-credit, general intangibles, account or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time, Debtor shall so notify such account debtors and other obligors in writing and shall indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor give such notice to an account debtor or other obligor, after the occurrence and during the existence of an Event of Default Secured Party may, but need not, in its own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account or other right to payment, or grant any extension to make any compromise or settlement with or otherwise agree to waive, modify, amend, or change the obligations including, without limitation, Collateral obligations, of any such account debtor or obligor.

7. Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all monies, including, but not limited to, proceeds of insurance and refunds of unearned premiums, due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such monies jointly to Debtor and Secured Party. Following the occurrence and during the existence of an Event of Default, Secured Party may, but need not, in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such monies, endorse checks and other instruments representing payment of such monies and adjust, litigate, compromise or release any claim against the issuer of any such policy.

8. Limited Power of Attorney. Following the occurrence and during the existence of an Event of Default, Secured Party, in the name and on behalf of Debtor or, at its option, in its own name, may perform or observe such an agreement and take any action which Secured Party may deem necessary or desirable to cure or correct such failure. Debtor irrevocably authorizes Secured Party and grants Secured Party a limited power of attorney in the name and on behalf of Debtor or, at its option, in its own name, to collect, receive, receipt for, create, prepare, complete, execute, endorse, deliver, and file any and all financial statements, control agreements, insurance applications, remittances, instruments, documents, chattel paper, and other writings, to grant any extension to, compromise, settle, waive, notify, amend, adjust, change, and release any obligation of any account debtor, issuer, obligor, insurer, or other person or entity pertaining to any Collateral, to file or demand terminations of other security interests in any of the Collateral, and to take any other action deemed by Secured Party to be necessary or desirable to establish, perfect, protect, or enforce the Security Interest. All of Secured Party's advances, fees, charges, costs, and expenses,

including but not limited to, audit fees and expenses and reasonable attorneys' fees and legal expenses, in connection with the Obligations and in the protection and exercise of any rights or remedies hereunder, together with interest thereon at the highest rate then applicable to any of the Obligations, shall be secured hereunder and shall be paid by Debtor to Secured Party on demand.

9. Events of Default. The occurrence of any Event of Default as defined in Loan Agreement shall constitute an event of default hereunder ("Event of Default").

10. Remedies Upon Events of Default. Upon the occurrence of any Event of Default under Section 9, and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

(a) Declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

(b) Exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code ("UCC"), including but not limited to, the right to take possession of any Collateral, proceeding without judicial process or by judicial process, without a prior hearing or notice thereof, which Debtor hereby expressly waives, and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith. Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties and, if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 12) at least ten (10) calendar days prior to the date of intended disposition or other action. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party's right against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirement in connection with the disposition of the Collateral and compliance shall not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure shall not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor shall be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser.

In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale;

(c) Secured Party is hereby granted a nonexclusive, and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of Debtor that Secured Party deems necessary or appropriate to the disposition of any Collateral; or

(d) Exercise and enforce any or all rights and remedies available to Secured Party under the Loan Agreement.

11. Other Personal Property. Unless at the time Secured Party takes possession of any tangible Collateral, or within seven (7) days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor not affixed to, or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

12. Miscellaneous.

(a) This Agreement does not contemplate a sale of accounts or chattel paper.

(b) All terms in this Agreement that are defined in the UCC, as amended from time to time shall have the meanings set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective.

(c) This Agreement cannot be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies.

(d) All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

(e) All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. No notice or other communication by Debtor to

Secured Party, which relates to any of the Obligations, the Security Interest or the Collateral, shall be effective until it is received by Secured Party at Secured Party's address stated above.

(f) Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.

(g) Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

(h) This Agreement shall be binding upon, and inure to the benefit of, Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof.

(i) Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed or authorized by Debtor shall have the same force and effect as the original for all purposes of a financing statement.

(j) Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the State of Minnesota, or, at the election of Secured Party, and as required, by the laws of the State of Delaware as to RW OpCo, LLC, and RW National Holdings, LLC.

(k) If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

(l) All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

(m) The Security Interest granted hereby is a continuing security interest and no notice of the creation or existence of any Obligations or of any renewal, extension or modification thereof need be given to Debtor. This Security Interest shall continue in effect notwithstanding that from time to time no Obligations may exist, and in either of such events, the Security Interest created hereby shall continue as to Obligations then existing and as to any and all renewals, extensions or modifications thereof made after such events. Debtor hereby expressly waives demand, presentment, protest and notice of dishonor on any and all of the Obligations.

(n) Secured Party may from time to time, without notice to Debtor, and without impairing or affecting the Security Interest created hereby: (i) acquire a security interest in any property in addition to the Collateral, or release any such interest so acquired, or permit any substitution or exchange for such property or any thereof; (ii) acquire the primary or secondary liability of any party or parties with respect to all or any of the Obligations, or release, modify or compromise the same or any thereof; (iii) modify, extend or renew for any period any of the Obligations; and, (iv) resort to the Collateral for payment of the Obligations whether or not Secured Party shall have resorted to any other collateral or proceeded against any other party primarily or secondarily liable on the Obligations, or any of them.

(o) Any and all payments received by Secured Party on account of the Obligations, and the proceeds of any Collateral or other security therefore, may be applied by Secured Party against any item or items of the Obligations as Secured Party, in its sole discretion, may determine, whether the same shall then be due or not due, including Secured Party's expenses in connection with the Collateral, reasonable attorneys' fees and legal expenses.

IN WITNESS WHEREOF, Debtor and Secured Party have caused these presents to be executed on the day and year first above written.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK AND THE SIGNATURE PAGES FOLLOW.

RW OA Acquisition, LLC
(a Minnesota limited liability company)

By: ______________________________
Kevin Ortner
Its: Chief Executive Officer and President

RW OpCo, LLC
(a Delaware limited liability company)

By: ______________________________
Kevin Ortner
Its: Chief Executive Officer and President

RW National Holdings, LLC
(a Delaware limited liability company)

By: ______________________________
Kevin Ortner
Its: Chief Executive Officer and President

Renters Warehouse USA, LLC
(a Minnesota limited liability company)

By: ______________________________
Kevin Ortner
Its: Chief Executive Officer

This is a signature page to that certain Security Agreement dated January 2, 2019.

Bridgewater Bank
(a Minnesota banking corporation)

By: ______________________
Adam Erickson
Its: Vice Presiden

This is a signature page to that certain Security Agreement dated January 2, 2019.